UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 464-2677

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Debt Assignment and Exchange

On July 7, 2017 (the “Closing Date”) Immune Pharmaceuticals Inc. (“IMNP” or the “Company”). Immune Pharmaceuticals USA Corp, (together with IMNP, the “Borrower”), Hercules Capital, Inc. (“Hercules”) and certain subsidiaries of the Company, as guarantors, entered into an Assignment Agreement (the “Assignment Agreement”) with an accredited investor (the “Investor”) whereby Hercules assigned to the Investor the existing amount outstanding under the Loan and Security Agreement between the Borrower and Hercules dated as of July 29, 2015 (the “Loan Agreement”), as further evidenced by a Secured Term Promissory Note that was issued by Borrower to Hercules on July 29, 2015 (the “2015 Note”): the 2015 Note and the Loan Agreement together, (the “Securities”).

Also on the Closing Date, the Company and the Investor entered into an Exchange Agreement (the “Exchange Agreement”) whereby the Company issued to the Investor a senior secured convertible promissory note with a principal amount of $2,974,159 (the “Exchange Note”) in exchange for the Securities.

The Exchange Note is convertible, at the option of the holder, into shares of the Company’s common stock, par value $0.001 per share, at a per share price of $2.95 (the “Fixed Conversion Price”), subject to adjustment as provided in the Exchange Note, but in no event to a conversion price lower than $1.00 per share and subject to a total beneficial ownership limitation of 4.99% of the Company’s issued and outstanding common stock. The Exchange Note has a maturity date (the “Maturity Date”) that is one year from the Closing Date. The Maturity Date may be accelerated, at the option of the holder, upon the occurrence of an Event of Default (as defined in the Exchange Note).

The Exchange Note is repayable by the Company through equal monthly amortization payments during the term of the Exchange Note, in cash or in shares of common stock at the Amortization Conversion Price (as defined in the Exchange Note) at the option of the Company. The holder has the option to accelerate each amortization payment in up to three separate payments and demand such payments in shares of the Company’s common stock. All payments in shares of common stock are subject to the Company complying with the Equity Conditions (as defined in the Exchange Note). The Company may prepay the Exchange Note at any time (upon 10 days’ notice) in cash at 115% of principal amount and accrued interest.

Additionally, so long as the Exchange Note remains outstanding or the holder holds any Conversion Shares (as defined in the Exchange Note), the Company shall not enter into any financing transaction pursuant to which the Company sells its securities at a price lower than $1.00 per share without the written consent of the holder.

The foregoing description of the Assignment Agreement, the Exchange Agreement and the Exchange Note and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Assignment Agreement, the Exchange Agreement and the Exchange Note, which are filed as exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Assignment Agreement, dated July 7, 2017, by and among Immune Pharmaceuticals Inc. and certain of its subsidiaries, MEF I, L.P. and Hercules Capital, Inc.

10.2	Exchange Agreement, dated July 7, 2017, by and among Immune Pharmaceuticals Inc. and MEF I, L.P.

10.3	Convertible Promissory Note, dated July 7, 2017, by and among Immune Pharmaceuticals Inc. and MEF I, L.P.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot Maza
Name:	Elliott Maza
Title:	Interim Chief Executive Officer

Date: July 10, 2017

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Index to Exhibits

Exhibit No.	Description of Exhibit

10.1	Assignment Agreement, dated July 7, 2017, by and among Immune Pharmaceuticals Inc. and certain of its subsidiaries, MEF I, L.P. and Hercules Capital, Inc.

10.2	Exchange Agreement, dated July 7, 2017, by and among Immune Pharmaceuticals Inc. and MEF I, L.P.

10.3	Convertible Promissory Note, dated July 7, 2017, by and among Immune Pharmaceuticals Inc. and MEF I, L.P.

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